Exhibit 8.4

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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PotlatchDeltic Corporation

601 West First Avenue

Suite 1600

Spokane, Washington 99201

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to PotlatchDeltic Corporation, a Delaware corporation (“PotlatchDeltic” or “Our Client”), in connection with the Agreement and Plan of Merger, dated as of October 13, 2025, by and among Rayonier Inc., a North Carolina corporation (“Parent”), Redwood Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), and PotlatchDeltic (the “Merger Agreement”), which among other things, provides for the merger (the “Merger”) of PotlatchDeltic with and into Merger Sub, with Merger Sub continuing as the surviving entity in the Merger and each share of common stock of PotlatchDeltic issued and outstanding immediately prior to the Effective Time converted into the right to receive the Merger Consideration upon the terms and conditions set forth in the Merger Agreement, as described in the Registration Statement (File No. 333-292031) of Parent, on Form S-4 filed on December 9, 2025, with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement,” together with the Merger Agreement, the “Transaction Documents”). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement. The delivery of this opinion is not intended to create, nor shall it create, an attorney-client relationship with any party except Our Client.

You have requested our opinion regarding PotlatchDeltic’s qualification as a real estate investment trust (a “REIT”) commencing with its taxable year ending December 31, 2018.

PotlatchDeltic Corporation

December 22, 2025

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents and such other documentation and information provided to us by PotlatchDeltic as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our review, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

In addition, PotlatchDeltic has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of PotlatchDeltic (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of PotlatchDeltic and the entities in which it holds or has held a direct or indirect interest (collectively, the “Company”). Although we are not aware of any facts inconsistent with the statements in the Officers’ Certificate, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Transaction Documents or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on PotlatchDeltic’s representation that the facts, statements, representations and covenants presented in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to such statements, representations and covenants. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality, or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein. Additionally, we have, with your permission, assumed (i) the correctness of the opinion rendered by Vinson & Elkins LLP, dated as of the date hereof, regarding the qualification of Parent as a REIT for U.S. federal income tax purposes and that such opinion will be re-delivered on the date of the closing of the Merger as required by Section 9.3(e) of the Merger Agreement, (ii) that the Officers’ Certificate will be re-executed in substantially the same form by appropriate officers of PotlatchDeltic and that we will render our opinion pursuant to Section 9.2(e) of the Merger Agreement, each on the date of the closing of the Merger, (iii) that the opinions required to be delivered at the closing of the Merger by Wachtell, Lipton, Rosen & Katz under Section 9.2(f) of the Merger Agreement and by Latham & Watkins LLP under Section 9.3(f) of the Merger Agreement, each regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, will be delivered and will be correct, and (iv) that Merger Sub, as successor to PotlatchDeltic by operation of law in the Merger, and Parent, as successor to PotlatchDeltic for U.S. federal income tax purposes, will take or omit to take such actions, as applicable, following the closing of the Merger to the extent necessary to maintain PotlachDeltic’s status as a REIT through its taxable year that will end immediately prior to the Effective Time (including by invoking available “savings” or “cure” provisions on behalf of PotlatchDeltic, as necessary).

PotlatchDeltic Corporation

December 22, 2025

Our opinion is also based on the correctness of the following assumptions: (i) PotlatchDeltic and each of the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdiction in which each was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which any of the entities comprising the Company is a party has been and will be implemented, construed and enforced in accordance with its terms, including the Merger Agreement.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, commencing with PotlatchDeltic’s taxable year ended December 31, 2018, and through its taxable year that will end immediately prior to the Effective Time, PotlatchDeltic has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. As noted in the Registration Statement, PotlatchDeltic’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of PotlatchDeltic’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

Except as set forth above, we express no other opinion. This opinion has been prepared for you solely in connection with the filing of the Registration Statement relating to the Merger and may not be relied upon by any other person without our prior written consent. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. As required by the Merger Agreement, it is a condition to the closing of the Merger that another opinion of counsel be delivered at such time regarding the matter described in our opinion above.

PotlatchDeltic Corporation

December 22, 2025

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

4912-7759-0130 - NG